UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
08/04/09

COLUMBIA BANKING SYSTEM, INC.
(Exact name of registrant as specified in its charter)

Washington	0-20288	91-1422237
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1301 A Street
Tacoma, WA	98402
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (253) 305-1900

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

Beginning in the first quarter of 2009, Columbia Banking System, Inc. (the “Company”), changed its segment reporting to include an allocation of the provision for loan and lease losses, previously reported as part of the Other segment, to the Commercial and Retail Banking segments, as described more fully in Note 5 to the unaudited consolidated condensed financial statements included in the Company’s Form 10-Q for the period ended March 31, 2009.  This segment reporting change did not have a material impact on the Company's consolidated financial statements.

    This segment reporting change did impact the segment disclosures required to be reported in the Company's consolidated financial statements in accordance with Statement of Financial Accounting Standards No. 131, Disclosures about Segments of an Enterprise and Related Information.  The principal effect on the prior segment disclosures was to allocate the provision for loan and lease losses, which were previously reported as part of the Other segment, to the Commercial and Retail Banking segments, based upon factors including average loan balances and credit quality metrics.

    As a result of this segment reporting change, the Company will reflect the change in presentation and disclosure for all periods presented in future filings.

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The segment reporting reflecting the change for the years ended December 31, 2008, 2007 and 2006 is summarized as follows:

	Year Ended December 31, 2008
	Commercial Banking	Retail Banking	Other	Total
	(in thousands)
Net interest income	$47,461	$55,411	$16,641	$119,513
Provision for loan and lease losses	(27,824)	(13,352)	-	(41,176)
Net interest income after provision for loan and lease losses	19,637	42,059	16,641	78,337
Noninterest income	3,624	9,089	2,137	14,850
Noninterest expense	(11,055)	(28,205)	(52,865)	(92,125)
Income (loss) before income taxes	12,206	22,943	(34,087)	1,062
Income tax benefit				4,906
Net income				$5,968
Total assets	$1,443,029	$1,000,209	$653,841	$3,097,079

	Year Ended December 31, 2007
	Commercial Banking	Retail Banking	Other	Total
	(in thousands)
Net interest income	$30,062	$82,306	$(3,548)	$108,820
Provision for loan and lease losses	(2,441)	(1,164)	-	(3,605)
Net interest income after provision for loan and lease losses	27,621	81,142	(3,548)	105,215
Noninterest income	3,192	8,571	15,985	27,748
Noninterest expense	(11,054)	(28,221)	(49,554)	(88,829)
Income (loss) before income taxes	19,759	61,492	(37,117)	44,134
Income tax provision				(11,753)
Net income				$32,381
Total assets	$1,474,678	$1,068,282	$635,753	$3,178,713

	Year Ended December 31, 2006
	Commercial Banking	Retail Banking	Other	Total
	(in thousands)
Net interest income	$22,870	$79,366	$(4,473)	$97,763
Provision for loan and lease losses	(1,424)	(641)	-	(2,065)
Net interest income after provision for loan and lease losses	21,446	78,725	(4,473)	95,698
Noninterest income	2,076	7,700	14,896	24,672
Noninterest expense	(9,073)	(24,036)	(43,025)	(76,134)
Income (loss) before income taxes	14,449	62,389	(32,602)	44,236
Income tax provision				(12,133)
Net income				$32,103
Total assets	$1,204,269	$682,029	$666,833	$2,553,131

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    Although the change in segment reporting is not material to the Company’s consolidated financial statements for the periods presented above, the Company is filing this Current Report on Form 8-K for the purpose of updating segment reporting disclosure for the periods presented in its Annual Report on Form 10-K for the year ended December 31, 2008 (the "2008 Form 10-K") to be consistent with the Company’s current segment reporting and for incorporation by reference into the Company’s existing and future registration statements filed under the Securities Act of 1933, as amended, including but not limited to the registration statement on Form S-3 filed with the Securities and Exchange Commission on October 17, 2008.

The information in this report should be read in conjunction with the 2008 Form 10-K. For developments since December 31, 2008, please refer to the Company’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2009 and June 30, 2009 as well as other Current Reports on Form 8-K the Company has filed since December 31, 2008.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COLUMBIA BANKING SYSTEM, INC.

Date: August 4, 2009	/s/ Gary R. Schminkey
Gary R. Schminkey
Executive Vice President and Chief Financial Officer

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